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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of
Associates Corporation of North America on Form S-3 (File No. 333-    ) of our
report dated January 19, 1999, on our audits of the consolidated financial statements of Associates Corporation of North America as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997, and 1996, which report is included in Associates Corporation of North America's Annual Report on Form 10K for the year ended December 31, 1998. We also consent to the reference to our firm under the caption "Experts."


                                                  /s/ PricewaterhouseCoopers LLP
                                                  ------------------------------
                                                      PricewaterhouseCoopers LLP

Dallas, Texas
June 23, 1999